Exhibit 4.3

NUMBER

00000

SHENTEL

SHARES

CERTIFICATE OF STOCK

SEAL

.

.

.

.

.

.

.

.

.

Shares of the Common Stock of SHENANDOAH TELECOMMUNICATIONS COMPANY (no par value), fully paid and nonassessable, and transferable only on the books of the Corporation by the holder hereof in person or by
Attorney upon surrender of this Certificate properly endorsed.

      WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

,

COMMON STOCK

COMMON STOCK

SHENANDOAH TELECOMMUNICATIONS COMPANY
EDINBURG, VIRGINIA
INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF VIRGINIA

CUSIP  82312B  10  6

SEE REVERSE FOR CERTAIN DEFINITIONS
AND RESTRICTIONS ON TRANSFER

THIS CERTIFIES THAT

is the owner of

   Dated:

President

Secretary

© NORTHERN BANK NOTE COMPANY

SHENANDOAH TELECOMMUNICATIONS COMPANY

           Keep this certificate  in a safe   place. If it is   lost, stolen, or   destroyed, the Company will require an Open Penalty Lost Securities Bond as a condition to the issuance of a replacement certificate.

          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were   written out in full according to applicable laws or regulations:

TEN COM-	as tenants in common	UNIF GIFT MIN ACT-__________Custodian __________
TEN ENT-	as tenants by the entireties	(Cust) (Minor)
JTTEN-	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors
Act ___________________________________
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

          For value received, _________________________________ hereby sell, assign and transfer unto:

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(Please print or type name and address of assignee)

__________________________________________________________________________________________

__________________________________________________________________________________________

_____________________________________________________________________________________shares of the capital stock represented  by  the  within  Certificate,  and  do  hereby  irrevocably  constitute  and appoint

_________________________________________________________________________________. Attorney

to transfer the said stock  on the  books of the  within  named  Corporation with full power  of substitution in the premises.

Dated:___________________________________

(THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ANY CHANGE OR ALTERATION WHATEVER.)

Signature(s) Guarantee

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 17Ad-15.

RIGHTS NOTICE

Common stock purchase rights are associated with the shares of Common Stock of the Company pursuant to the Rights Agreement between Shenandoah Telecommunications Company, a Virginia corporation (the “Company”), and American Stock Transfer and Trust Company, (the “Rights Agent”) entered into on January 24, 2008 and effective as of February 8, 2008, as it may be amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be associated with and trade together with the shares of Common Stock of the Company. The rights are not exercisable prior to the occurrence of certain events specified in the Rights Agreement. Under certain circumstances, as set forth in the Rights Agreement, the securities or property for which the Rights may be exercised may be adjusted, and the Rights may be redeemed, may be exchanged, may expire, or may be amended. As set forth in the Rights Agreement. Rights beneficially owned by any Person (as defined in the Rights Agreement) who becomes an Acquiring Person or any Affiliate thereof (as such terms are defined in the Rights Agreement) become null and void. The Company will mail to the holder of shares of Common Stock of the Company a copy of the Rights Agreement without charge after receipt of a written request therefor.